Exhibit 99.2

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

COGNIZANT NAMES BRIAN HUMPHRIES AS CEO,
SUCCEEDING COMPANY CO-FOUNDER FRANCISCO D’SOUZA

CEO of Vodafone Business, Humphries is a Technology Veteran with Global Perspective and Broad Range of Experience

Company Well-Positioned for Continued Success Following D’Souza’s 12-Year CEO Tenure; D’Souza to Remain Cognizant Vice Chairman of the Board

Teaneck, NJ, February 6, 2019 - Cognizant (Nasdaq: CTSH), a leading provider of information technology, consulting and business process services, announced today that its Board of Directors has named Brian Humphries, currently the CEO of Vodafone Business, as its CEO and a member of the Board of Directors. Humphries’ appointments will be effective April 1, 2019.

Following Humphries’ appointment, Francisco D’Souza, who co-founded Cognizant and has served as CEO since 2007, will serve as full-time Executive Vice Chairman to facilitate the transition through June 30, 2019. Thereafter, he will remain on the Board as Vice Chairman.

As CEO of Vodafone Business, Humphries has been responsible for its global enterprise, consisting of all business-to-business fixed and mobile customers, as well as Vodafone’s Internet of Things, Cloud-Hosting, Carrier Services and Security Solutions. Vodafone Business is part of Vodafone Group, one of the world’s largest telecommunications companies. During his time leading Vodafone Business, the division accounted for nearly a third of the Vodafone Group’s service revenue with approximately €12 billion in sales globally. Humphries previously held leadership positions at global technology leaders Dell and Hewlett-Packard.

“With a strong track record of success across different companies, cultures and roles, Brian is the right executive to lead Cognizant and build on its 25 years of growth, success and innovation,” said Michael Patsalos-Fox, Cognizant’s Chairman of the Board. “Our industry is entering a dynamic new growth stage. Brian is a broadly experienced technology executive with a proven track record of driving enterprise-wide transformation through focused execution, often in challenging and highly competitive market segments. Brian brings a global perspective and a keen knowledge of our businesses and the technologies with which we innovate. We’re confident he has the ideas, energy, ambition and insights to extend the remarkable track record of success under Frank’s leadership.”

“It is an honor and a privilege to join Cognizant, which has been at the forefront of the digital revolution - driving innovative and transformational change for many of the largest enterprises in the world,” said Humphries. “Cognizant is renowned for being laser-focused on its clients’ needs, developing business solutions and services that help clients position their companies for the future. I look forward to building on the great work and collaboration Cognizant has with clients, the development of innovative solutions and its operational execution and strength. The opportunity to lead Cognizant is an exciting one.”

D’Souza said, “During my 25 years at Cognizant, including the last 12 as CEO, and the last seven months as Vice Chairman, I’ve had a bird’s-eye view of the world-changing technology revolution that is reshaping how we work, live and play. Cognizant has been fortunate to play a leading role in that transformation. While I have enjoyed serving as CEO, I believe this is the right time for me to step aside and for the Company to name a new leader to build on the strong foundations we’ve created and take Cognizant into the future.”

D’Souza added, “The Company has the strategy and people in place to continue to deliver innovative technologies and solutions that help our customers realize their full potential in a digital world. I know Brian will help Cognizant deliver on its commitments to our clients and continue to build value for our shareholders. I am committed to continuing to support Cognizant as we make this transition and beyond as Vice Chairman of the Board. I want to thank Michael Patsalos-Fox and our fellow Board members for their support and my many colleagues for their engagement and hard work, which have made Cognizant the success it is today.”

Patsalos-Fox, said, “On behalf of the entire Board, I would like to thank Frank for his incredible dedication and pioneering leadership of the Company. During his tenure as CEO, the Company increased annual revenue over ten times what it was when he took over, becoming a Fortune 200 company. And, for 11 years, the Company has been named as one of Fortune’s Most Admired Companies. We are grateful that Frank has agreed to continue to serve on the Board and fortunate that we will continue to benefit from his experience and energy."

Brian Humphries’ Experience and Expertise

Brian Humphries is a customer-centric, goal-oriented chief executive with diverse leadership experience, gained from general manager, sales, strategy, finance and operations roles for a number of global technology companies. In his work at Vodafone, Humphries supported national, regional and global organizations, including emerging markets; successfully building and leading highly effective teams to drive growth and market share performance.

Humphries joined Vodafone from Dell where he most recently held the position of President and Chief Operating Officer of its Infrastructure Solutions Group, based in Boston and Geneva. Previously, he was President of Dell’s Global Enterprise Solutions, a group with approximately $15 billion in revenue, and before that he was Vice President and General Manager, EMEA Enterprise Solutions.

Before joining Dell, Humphries was with Hewlett-Packard where his roles included Senior Vice President, Emerging Markets; Senior Vice President, Strategy and Corporate Development; and Chief of Staff to the Chairman and Chief Executive. He also served as Chief Financial Officer of HP Services. The early part of his career was spent with Compaq and Digital Equipment Corporation.

He received his Bachelors of Business Administration with Honors, from the University of Ulster in 1996.

Francisco D’Souza’s Accomplishments

During 12 years as Cognizant CEO, D’Souza has overseen a continuous period of growth, innovation and success. Among the highlights:

•	Oversaw 10x growth in revenues - from $1.42 billion in 2006 to $16.1 billion in 2018.

•	Increased global headcount from 39,000 in 2006 to 282,000 in 2018.

•	Company named as one of Fortune’s Most Admired Companies for 11 years.

Overall, Cognizant’s market value has increased more than 400x since its 1998 IPO valuation.

About Cognizant

Cognizant (Nasdaq-100: CTSH) is one of the world's leading professional services companies, transforming clients' business, operating and technology models for the digital era. Our unique industry-based, consultative approach helps clients envision, build and run more innovative and efficient businesses. Headquartered in the U.S., Cognizant is ranked 195 on the Fortune 500 and is consistently listed among the most admired companies in the world. Learn how Cognizant helps clients lead with digital at www.cognizant.com or follow us @Cognizant.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our expectations regarding Mr. Humphries joining Cognizant, Mr. D’Souza’s future roles with Cognizant and the implications to Cognizant of the anticipated change in the chief executive officer. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the failure of the new executive to join the Company in the timeframe expected, or at all, changes in the regulatory environment, including with respect to immigration and taxes, and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

For further information, contact:

U.S.: Rick Lacroix +1-201-470-8961 richard.lacroix@cognizant.com	Europe: Grazia Valentino-Boschi + 33 (0)6 07 85 80 63 grazia@cognizant.com	Asia-Pacific: Harsh Kabra +91-855-188-2111 harsh.kabra@cognizant.com

Investors: David Nelson +1-201-498-8840 david.nelson@cognizant.com